Arden Group, Inc.

CONTACT:	Patricia S. Betance	Exhibit 99.1
	Assistant Secretary	Page 1 of 1

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE
	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Announces Decision to Explore Strategic Alternatives

LOS ANGELES, CA July 15, 2013 – Arden Group, Inc. (Nasdaq–ARDNA) (“Arden Group” or the “Company”) announced today that its Board of Directors has initiated a process to explore and evaluate strategic alternatives, which may include a possible sale of the Company. The Company has retained Moelis & Company as its exclusive financial advisor to assist the Company in connection with the strategic review process.

The Company has not made a decision to pursue any specific strategic transaction or any other strategic alternative, and there is no defined timeline for this strategic review. There can be no assurance that the review of strategic alternatives will result in the consummation of any transaction. Arden Group does not intend to comment further regarding the evaluation of strategic alternatives until such time as the Company’s Board of Directors has determined that further disclosure is appropriate or required.

Arden Group, Inc. is the parent company of Gelson’s Market which operates 16 full-service supermarkets in Southern California carrying both perishable and grocery products (with a new store currently under construction scheduled to open in Long Beach later this year).

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. Certain statements contained in this press release are forward-looking statements. These forward-looking statements reflect the Company’s current plans and expectations and are based on information currently known to the Company. The Company cautions readers that any forward-looking statements contained in this press release involve risks and uncertainties and are subject to change. The Company does not undertake any obligation to update forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2013, and other periodic reports filed with the SEC, which are incorporated herein. Our Annual Report on Form 10-K and other periodic reports are available at the website maintained by the SEC at www.sec.gov.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842

2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950